AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                      AND
                     MELLON CAPITAL MANAGEMENT CORPORATION


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and MELLON CAPITAL MANAGEMENT CORPORATION, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of February 18, 2004, as amended ("Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to JNL Series Trust ("Trust").

     WHEREAS, the parties wish to amend the Agreement in order to add the JNL/Mellon Capital Management Emerging Markets Index Fund, pursuant to the appointment of the Sub-Adviser to provide certain sub-investment advisory services to this new fund of the Trust.

     WHEREAS, in order to reflect this fund addition, Schedule A, Schedule B, and Schedule C to the Agreement must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 29, 2011, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated August 29, 2011, attached hereto.

     3. Schedule C to the Agreement is hereby deleted and replaced in its entirety with Schedule C dated August 29, 2011, attached hereto.


     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of June 29, 2011, effective as of August 29, 2011.

JACKSON NATIONAL ASSET MANAGEMENT, LLC     MELLON CAPITAL MANAGEMENT CORPORATION

By:/s/ Mark D. Nerud                       By: /s/ Janet Lee
Name:  Mark D. Nerud				       Name: Janet Lee
Title: President and CEO			       Title: Director

                                   SCHEDULE A
                                AUGUST 29, 2011
                                    (Funds)


                JNL/Mellon Capital Management S&P 500 Index Fund
            JNL/Mellon Capital Management S&P 400 MidCap Index Fund
               JNL/Mellon Capital Management Small Cap Index Fund
             JNL/Mellon Capital Management International Index Fund
                 JNL/Mellon Capital Management Bond Index Fund
           JNL/Mellon Capital Management Emerging Markets Index Fund
                 JNL/Mellon Capital Management European 30 Fund
                JNL/Mellon Capital Management Global Alpha Fund
               JNL/Mellon Capital Management Pacific Rim 30 Fund
                       JNL/S&P Competitive Advantage Fund
                     JNL/S&P Dividend Income & Growth Fund
                          JNL/S&P Intrinsic Value Fund
                            JNL/S&P Total Yield Fund
                     JNL/T. Rowe Price Mid-Cap Growth Fund


                   SCHEDULE B AUGUST 29, 2011 (Compensation)


                JNL/Mellon Capital Management S&P 500 Index Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

First $50 million                                                    0.09%
Next $50 million                                                     0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%


            JNL/Mellon Capital Management S&P 400 MidCap Index Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

First $50 million                                                    0.09%
Next $50 million                                                     0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%


               JNL/Mellon Capital Management Small Cap Index Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

First $50 million                                                    0.09%
Next $50 million                                                     0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%

             JNL/Mellon Capital Management International Index Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

First $50 million                                                    0.09%
Next $50 million                                                     0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%

                 JNL/Mellon Capital Management Bond Index Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

First $50 million                                                    0.09%
Next $50 million                                                     0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%

           JNL/Mellon Capital Management Emerging Markets Index Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

$0 to $50 million                                                    0.09%
$50 to $100 million                                                  0.06%
$100 to $750 million                                                 0.03%
Over $750 million                                                    0.015%

                 JNL/Mellon Capital Management European 30 Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

$0 to $50 million                                                    0.09%
$50 to $100 million                                                  0.06%
$100 to $750 million                                                 0.03%
Over $750 million                                                    0.015%

                JNL/Mellon Capital Management Global Alpha Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

First $100 million                                                   0.67%
Next $200 million                                                    0.60%
Over $300 million	                                                 0.55%

               JNL/Mellon Capital Management Pacific Rim 30 Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

$0 to $50 million                                                    0.09%
$50 to $100 million                                                  0.06%
$100 to $750 million                                                 0.03%
Over $750 million                                                    0.015%

                       JNL/S&P Competitive Advantage Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

$0 to $100 million                                                   0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%

                     JNL/S&P Dividend Income & Growth Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

$0 to $100 million                                                   0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%

                          JNL/S&P Intrinsic Value Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

$0 to $100 million                                                   0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%

                            JNL/S&P Total Yield Fund

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

$0 to $100 million                                                   0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                                 0.015%

                     JNL/T. Rowe Price Mid-Cap Growth Fund*

AVERAGE DAILY NET ASSETS                                             ANNUAL RATE

First $50 million                                                    0.09%
Next $50 million                                                     0.06%
$100 to $750 million                                                 0.03%
Over $750 million	                                           	    0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.


               SCHEDULE C AUGUST 29, 2011 (Investment Objectives)

JNL/Mellon Capital Management S&P 500 Index Fund

The JNL/Mellon Capital Management S&P 500 Index Fund seeks to match the performance of the S&P 500(R) Index with minimal tracking error. The strategy is constructed to mirror the Index to provide long-term capital growth by investing in equity securities of large domestic companies.

JNL/Mellon Capital Management S&P 400 MidCap Index Fund

The JNL/Mellon Capital Management S&P 400 MidCap Index Fund seeks to match the performance of the S&P 400(R) Index with minimal tracking error. The strategy is constructed to mirror the Index to provide long-term capital growth by investing in equity securities of medium capitalization weighted domestic companies.

JNL/Mellon  Capital  Management  Small  Cap  Index  Fund

The JNL/Mellon Capital Management Small Cap Index Fund seeks to match the performance of the Russell 2000(R) Index with minimal tracking error. The strategy is constructed to mirror the index to provide long-term capital growth by investing in equity securities of small size domestic companies.

JNL/Mellon  Capital  Management  International  Index  Fund

The JNL/Mellon Capital Management International Index Fund seeks to match the performance of the Morgan Stanley Capital International (MSCI) Europe Australiasia Far East (EAFE) Free Index with minimal tracking error. The strategy is constructed to mirror the Index to provide long-term capital growth by investing in international equity securities attempting to match the characteristics of each country within the Index.

JNL/Mellon  Capital  Management  Bond  Index  Fund

The JNL/Mellon Capital Management Bond Index Fund seeks to match the characteristics and performance of the Barclays Capital U.S. Aggregate Bond Index with minimal tracking error. The strategy is constructed to mirror the Index to provide safety of principal and a moderate rate of income by investing in domestic fixed income instruments (bonds).

JNL/Mellon  Capital  Management  Emerging  Markets  Index  Fund

The investment objective of the JNL/Mellon Capital Management Emerging Markets Index Fund is to track the performance of a benchmark index that measures the investment return of stocks issued by companies located in emerging market countries.

JNL/Mellon  Capital  Management  European  30  Fund

The investment objective of the JNL/Mellon Capital Management European 30 Fund is to provide capital appreciation.

JNL/Mellon  Capital  Management  Global  Alpha  Fund

The investment objective of the JNL/Mellon Capital Management Global Alpha Fund is to seek total return. To achieve this objective, the Fund uses a variety of investment strategies, sometimes referred to as absolute return strategies, to produce returns with low correlation with, and less volatility than, major markets over a complete market cycle; typically a period of several years. The Fund is not managed to a benchmark index. Rather than managing to track a benchmark index, the Fund seeks to provide returns that are largely independent of market moves.

JNL/Mellon  Capital  Management  Pacific  Rim  30  Fund

The investment objective of the JNL/Mellon Capital Management Pacific Rim 30 Fund is to provide capital appreciation.

JNL/S&P  Competitive  Advantage  Fund

The JNL/S&P Competitive Advantage Fund seeks capital appreciation by investing approximately equal amounts in the common stock of 30 companies included in the S&P 500 that are, in the opinion of the Sub-Adviser, profitable, predominantly higher-quality, and larger capitalization companies. In selecting the companies, the Sub-Adviser looks for companies, which are in the top decile by return on invested capital with the lowest market-to-book multiples.

JNL/S&P  Dividend  Income  &  Growth  Fund

The JNL/S&P Dividend Growth & Income Fund seeks primarily capital appreciation with a secondary focus on current income by investing approximately equal amounts in the common stock of 30 companies included in the S&P 500 which have the highest indicated annual dividend yields ("Dividend Yield") within their sector, subject to the screening process described herein. The three stocks with the highest Dividend Yield are selected from each of 10 economic sectors in the S&P 500.

JNL/S&P  Intrinsic  Value  Fund

The JNL/S&P Intrinsic Value Fund seeks capital appreciation by investing approximately equal amounts in the common stock of 30 companies included in the S&P 500, excluding financial companies, that are, in the opinion of the Sub-Adviser, larger, predominantly higher-quality companies with strong free cash flows and low external financing needs.

JNL/S&P  Total  Yield  Fund

The JNL/S&P Total Yield Fund seeks capital appreciation by investing approximately equal amounts in the common stock of the 30 companies included in S&P 500 with the highest S&P Total Yield (a broad measure of cash returned to shareholders and bondholders), subject to the screening process described herein. The Sub-Adviser seeks companies that are significantly reducing their debt burden and/or increasing their equity distributions.

JNL/T.  Rowe  Price  Mid-Cap  Growth  Fund

The JNL/T. Rowe Price Mid-Cap Growth Fund seeks long-term growth of capital by investing at least 80% of its assets, under normal circumstances, in a broadly diversified portfolio of common stocks of medium-sized (mid-capitalization) companies who earnings the Sub-Adviser expects to grow at a faster rate than the average company.

Depending upon cash flows into and out of the Fund, the Adviser may direct up to 20% of the portfolio be invested in a mid-cap growth index strategy ("index sleeve") managed by Mellon Capital Management Corporation. For the index sleeve, the Fund does not employ traditional methods of active investment management, which involves the buying and selling of securities based upon individual security analysis. The index sleeve attempts to replicate the Russell MidCap(R) Growth Index by investing all or substantially all of its assets in the stocks that make up the Russell MidCap(R) Growth Index in proportion to their market capitalization weighting in the Russell MidCap(R) Growth Index.